Exhibit 10(b)(iii)

                  Agency Premium Resource, Inc.
                  Receivables Purchase Facility

                        SECOND AMENDMENT

     This is the second amendment ("Second Amendment") dated as of August 29, 1994 to that certain Receivables Purchase Agreement (as heretofore amended or otherwise modified, the "Purchase Agreement") dated as of July 16, 1993 among Agency Premium Resource, Inc. ("Seller"), Seafield Capital Corporation ("Parent") and Continental Bank N.A. ("Purchaser"). Capitalized terms used herein and not otherwise defined are used as defined in the Purchase Agreement.

SECTION I. AMENDMENTS. Seller, Parent and Purchaser hereby agree to amend the Purchase Agreement as set forth below.

Section 1.1  Increase in Purchase Limit.  Section 1.02(i) of the
Purchase Agreement is hereby amended by deleting "$22,000,000" in the third line thereof and substituting therefor "$30,000,000".

Section 1.2 Purchase and Reinvestment Limits. Section 1.02(ii) of the Purchase Agreement is hereby amended amended and restated in its entirety as follows:

     "(ii) the Aggregate Purchaser's Investments (as defined in
     Section 2.04) plus the aggregate Default Reserve would exceed the Net Pool Balance".

Section 1.3  Extension of Scheduled Commitment Termination Date.
Section 1.05(a)(i) of the Purchase Agreement is hereby amended by deleting "July 16, 1995" in the first line thereof and substituting therefor "July 16, 1996".

Section 1.4 Termination Events/Default Ratio. Section 9.01(i) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(i) The Default Ratio at any time exceeds 3.0%; or".

Section 1.5 Changes to Definition of Default Ratio. Clause (i) of the definition of the term "Default Ratio" set forth in
Schedule I to the Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(i) the numerator of which is the Unpaid Principal Balance of Receivables that became Defaulted Receivables (net of recoveries and Insured Defaulted Receivables) during the three month period then ending and".

Section 1.6  Addition of Newly Defined Term.  Schedule I to the
Purchase Agreement is hereby amended by adding thereto the following newly defined term in the correct alphabetical place therefor:

          "Insured Defaulted Receivable" means, a Defaulted Receivable, with regard to which a payment or any part thereof is not more than the earlier of (x) 30 days past its scheduled cancellation date and (y) 60 days past due and with regard to which the related insurance agent is providing a guaranty based on which the related Insurance Obligor has not cancelled the related insurance policy.

SECTION II.  MISCELLANEOUS.

Section 2.1 Effectiveness. This Second Amendment shall become effective upon receipt by the Purchaser of (i) fully executed counterparts hereto, (ii) a resolution of Seller's and Parent's Board of Directors, (iii) an opinion of counsel, each in form and substance satisfactory to the Purchaser and (iv) payment of a renewal and increase fee to the Purchaser in the amount of $65,000.

Section 2.2  Governing Law.  THIS SECOND AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF ILLINOIS.

Section 2.3  Captions.  The various captions in this Second
Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Second
Amendment.

Section 2.4 Execution in Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Second Amendment.

     IN WITNESS WHEREOF, the parties have caused this Second
Amendment to be executed by their respective officers hereunto duly authorized, as of the date first written above.

                         AGENCY PREMIUM RESOURCE, INC.,
                           as Seller
                         By
                         Title

                         SEAFIELD CAPITAL CORPORATION,
                           as Parent
                         By
                         Title

                         CONTINENTAL BANK N.A.,
                           as Purchaser
                         By
                         Title
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